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                                                                    Exhibit 4.30

                                AMENDMENT NO. 1
                            TO PARTNERSHIP AGREEMENT
              NO.K.TEL.249/HK.810/UTA-00/01 DATED 5 DECEMBER 2001
                    FOR DEVELOPMENT CONTRACT PSTN EXCELLENCE
                           REGIONAL JUNCTION DIVRE-V

                        NO.K.TEL.177/HK.820/UTA-00/2002

                              DATED SEPTEMBER 27, 2002
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                                AMENDMENT No. 1
                            TO PARTNERSHIP AGREEMENT
              NO.K.TEL.249/HK.810/UTA-00/01 DATED 5 DECEMBER 2001
                    FOR DEVELOPMENT CONTRACT PSTN EXCELLENCE
                           REGIONAL JUNCTION DIVRE-V

                     NUMBER: K.TEL. 177 /HK.820/UTA-00/2002

On this day, Friday dated Twenty Seven month September of year 2002, at the Corporate Office of PT. (Persero) Telekomunikasi Indonesia, Tbk. Jalan Japati No. 1, Bandung, between the parties:

I. PT (PERSERO) TELEKOMUNIKASI INDONESIA, TBK., having its corporate office at Jalan Japati No.1 Bandung, in this legal act duly represented by KRISTIONO, President Director, hereinafter in this Amendment referred to as TELKOM;

         And

II. CONSORTIUM SUMITOMO CORP. -NEC CORP. - PT.NASIO KARYA PRATAMA - PT.COMMUNICATION CABLE SYSTEMS INDONESIA, a consortium organized and established under the Notary Public Deed No.36 dated October 19, 2001, drawn up in front of Notary Debra T.C. Schram, SH., as amended by Notary Public Deed No.12 dated February 18, 2002 with the same Notary Public, having its office at PT.SUMITOMO INDONESIA, Gedung SUMMITMAS I, 12th Floor, Jl. Jendral Sudirman Kav.61-62 Jakarta-10190, in this legal act duly represented by:

         KAZUO NAKAJIMA, Assistance to General Manager, Information & Telecommunication Project Divisions, Sumitomo Corporation, having its registered office at 1-8-II, Harumi, Chuo-ku, Tokyo, 104-8610, Japan, as a Leader of Consortium;

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         TOSHIYA MATSUKI, Department Manager 2nd Sales Department, 1st
         International System Division, NEC Networks, NEC Corporation, having its registered office at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan, as a Member of Consortium;

         ITA YULIATI DJOEMHANA, President Director of PT.Nasio Karya Pratama, having its registered office at Jl.Gunawarman No.53 Jakarta-12180, Indonesia, as a Member of Consortium;

         PETER DJATMIKO, President Director of PT.Communication Cable Systems Indonesia, having its registered office at Wisma Millenia 4th Floor, Jl. MT Haryono Kav.16 Jakarta - 12810, Indonesia, as a Member of Consortium.

         Hereinafter collectively the Parties belonging to this Consortium in this Amendment referred to as PARTNER.

         (severally SUMITOMO CORPORATION referred to as SUMITOMO, NEC CORPORATION referred to as NEC, PT. NASIO KARYA PRATAMA referred to as NASIO and PT. COMMUNICATION CABLE SYSTEMS INDONESIA referred to as
         CCSI).

By first taking into consideration the following matters:

a. Whereas TELKOM and SUMITOMO-NEC-NASIO Consortium have signed the Partnership Agreement No. K.TEL.249/HK810/UTA-00/2001 dated December 5, 2001 (hereinafter referred to as the "Main Agreement");

b. Whereas SUMITOMO - NEC - NASIO Consortium intended to add a new consortium member through its letter No.L.,SNN.0001 dated February 27, 2002 which was then approved by TELKOM through its letter

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         No.TEL.130/LG000/TEK-30/2002 dated June 20,2002;

c. Whereas the additional member of consortium as specified in point b. above was meant to speed-up delivery and to maximize utilization of local material, as discussed in the meeting held on May 8, 2002 between TELKOM and PARTNER which resulted in agreement to change the related material portion price (The Minute of meeting of negotiation as attached);

d. Whereas TELKOM through its letter No.C.TEL.16/LG000/TEK-30/2001 dated February 7, 2002, has assigned the execution of the works under the Partnership Agreement from Regional-V East Java Division to Development Division.

After having taken into consideration the above matters, TELKOM and PARTNER have agreed to amend the provisions stipulated in the Main Agreement by the following terms and conditions:

ARTICLE 1: MEMBER OF CONSORTIUM

Referring to the Preamble of Main Agreement, TELKOM and PARTNER agreed to add a new Consortium member, namely:

Name of Company: PT. Communication Cable Systems Indonesia.
Address: Wisma Millenia 4th Floor,
Jl.MT.Haryono Kav.16 Jakarta-12810.

ARTICLE 2: THE CHANGING OF MATERIAL PRICE COMPOSITION

TELKOM and PARTNER agreed to change the composition of material price specifically for OSP material type which consists of Fibre Optic Cable and Accessories as specified in the Attachment 10 of Main Agreement from Japanese Yen portion to Indonesian Rupiah portion.

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ARTICLE 3: ASSIGNMENT OF AGREEMENT

In the execution of the Partnership Agreement, TELKOM assigned its Development Division (DIVPEM) to be in-charge of the following tasks as specified in the Main Agreement: Acceptance Test (Article 8), Licensing (Article 9), Maintenance & Guarantee (Article 11) Implementation Supervision (Article 12), Field Supervision (Article 13), Documentation (Article 16), Quality Assurance (Article
22), Partner Assurance (Article 23), Transfer of Title and Risk (Article 26), Training (Article 28), System Support (Article 29), Expatriates (Article 30), Consultancy Forum (Article 31), Damages and Losses (Article 36), Penalty (Article 37 except paragraph (2)), Force Majeure (Article 38) and Default (Article 39).

ARTICLE 4: REPORT

TELKOM and PARTNER agreed that the submission of Report as specified in Article 15 of Main Agreement from DIVRE-V to DIVPEM with copy to DIVRE-V.

ARTICLE 5: PAYMENT

TELKOM and PARTNER agreed to add a new account number to make a payment of Agreement Price as specified in Article 18 paragraph (4), as follows:

Account-III, in favour of PT. Communication Cable Systems Indonesia:
Account No.: 0353082393
Bank Name : Bank BCA KCU Sudirman
Address : Wisma BCA I, Jl.Jend.Sudirman
          Kav.22-23 Jakarta-12920

In conformity with the payment amount which becomes CCSI's right with transfer fee to be charged to CCSI directly deducted from such payment amount.

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ARTICLE: 6 SYSTEM SUPPORT

TELKOM and PARTNER agreed to amend of Article 29 paragraph (1) of main Agreement, as follows:

"PARTNER shall support TELKOM staff in the operation of the completed system under the Contract described in detail in Attachment-9 for the period of fifteen
(15) months as from the issuance of first PAC for the first RING"

ARTICLE 7: CORRESPONDENSE

TELKOM and PATRNER agreed to amend the address of correspondence for TELKOM and PARTNER as specified in Article 32 paragraph (1) of the Main Agreement, as follows:

TELKOM:

DIVISI PEMBANGUNAN
Attn.GM AREA-V
Address: Jl.Ketintang No.156
         Surabaya-60231
No.Tlp/Fax: 031-828 6800 / 031-829 2020
E-mail : spyono@telkom.co.id

CC:

1.       DIVISI REGIONAL-V JATIM
         Attn.SM.BANGNIS
         Address: Jl.Ketintang No.156
                  Surabaya-60231
         No.Tlp/Fax: 031-8286500/031-8286580
         E-mail    : angger@telkom.co.id

2.       KADIVPEM
         Address: Jl.Japati No.1 5th Floor
                  Bandung-40133
         No-Tlp/Fax: 022-4525425/022-7206530
         E-mail    : tri d@telkom.co.id

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PARTNER:

PT.SUMITOMO INDONESIA
Address: Gedung SUMMITMAS I,12th Fl.
         Jl.Jend.Sudirman Kav.61-62
         Jakarta-12190
No.Tlp/Fax: 021-525 1550/021-520 2305
E-mail: mitsuyoshi.oshima@sumitomocorp.co.jp
        takeshi.oko@sumitomocorp.co.jp

CC:

General Project Manager
Address: Perumahan Kris Kencana
         Jl.Raya Kencana Sari Blok-H No.9
         Surabaya

No.Tlp/Fax: 031-567 0429/031-567 0429
E-mail: nasio5@indosat.net.id

ARTICLE 8: EFFECTIVE DATE OF AMENDMENT

This Amendment becomes immediately effective after duly signed by TELKOM and PARTNER.

ARTICLE 9: APPENDIXES

The following Appendices of this Amendment constitute an inseparable part of the Main Agreement and this Amendment:

Appendix 1  : Amendment-I of Consortium Agreement

Appendix 2  : TELKOM's Stipulation Letter on the Amendmen-I

Appendix 3  : Minute of Meeting of Negotiation

Appendix 4  : Correspondence

Appendix 5  : Company Profile of CCSI

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If there is a conflict between the terms specified in the main body of this
Amendment and the Appendices, the terms specified in the main body of this Amendment shall govern.

ARTICLE 10: OTHER PROVISIONS

10.1. All terms and conditions as stipulated in the Agreement, except as expressly amended in accordance with the provisions of this Amendment, shall remain valid in full force.

10.2. This amendment is drawn-up-with two (2) originals, in the Indonesian Language and English Language, each of them having the same meaning, and having the same legal power after being signed by both parties.

In witness whereof the Parties, hereto set their hand this day and year above written.

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                        Signed by, for and on behalf of:

PT. TELEKOMUNIKASI INDONESIA, TBK.   CONSORTIUM SUMITOMO-NEC NASIO-CCSI,
                                       SUMITOMO CORPORATION (LEADER)
/s/ Kritstiono
-------------------                  [STAMPED]
KRISTIONO
DIREKTUR UTAMA                       /s/ Kazuo Nakajima
                                     -----------------------
                                     KAZUO NAKAJIMA
                                     ASSISTANT TO GENERAL MANAGER, INFORMATION &
                                         TELECOMMUNICATION PROJECT DIVISION

                                     NEC CORPORATION (MEMBER)

                                     /s/ Toshiya Matsuki
                                     ------------------------
                                     TOSHIYA MATSUKI
                                     DEPT.MANAGER 2ND SALES DEPT., 1ST
                                               INTERNATIONAL SYSTEM DIVISION,
                                               NEC NETWORKS


                                     PT.NASIO KARYA PRATAMA (MEMBER)

                                     /s/ Ita Yuliati Djoemhana
                                     ----------------------------------
                                     ITA YULIATI DJOEMHANA
                                       DIREKTUR UTAMA

                                     PT. COMMUNICATION CABLE SYSTEMS
                                           INDONESIA (MEMBER)

                                     /s/ Peter Djatmiko
                                     --------------------------------
                                     PETER DJATMIKO
                                     Direktur Utama


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